Exhibit 23.1

Consent of Former Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

China Clean Energy Inc.

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated May 31, 2006 covering the audited financial statements of China Clean Energy Inc. (formerly Fujian Zhong De Technology Stock Co., Ltd.) as at December 31, 2005 and for the year ended December 31, 2005 included in the Form SB-2 Amendment No. 4 of China Clean Energy Inc.

Moen and Company LLP

“Moen and Company LLP”

“Signed”

____________________________________

Vancouver, British Columbia

Canada

June 28, 2007